UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 6, 2005
Biogen Idec Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19311 (Commission File Number)	33-0112644 (I.R.S. Employer Identification No.)

14 Cambridge Center, Cambridge, Massachusetts (Address of principal executive offices)	02142 (Zip Code)
Registrant’s telephone number, including area code: (617) 679-2000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     The Registrant is in discussion with William H. Rastetter, the Registrant’s Executive Chairman, regarding severance arrangements.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On December 7, 2005, the Registrant announced that William H. Rastetter, the Registrant’s Executive Chairman, will retire from that position effective the end of the year. Dr. Rastetter is also resigning as a director of the Registrant effective the end of the year. Effective as of January 1, 2006, the Registrant’s Chief Executive Officer, James C. Mullen, will assume Dr. Rastetter’s executive duties. The Board has elected Bruce Ross, currently a director of the Registrant, as its non-executive Chairman of the Board effective as of January 1, 2006.
     A copy of the press release announcing Dr. Rastetter’s retirement is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits.
99.1 Press Release issued by Biogen Idec Inc. dated December 7, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biogen Idec Inc.
By:	/s/ Raymond G. Arner
Raymond G. Arner
Acting General Counsel

Date: December 12, 2005

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

99.1	Press Release issued by Biogen Idec Inc. dated December 7, 2005.